Exhibit 99.1
Cohu Reports Fourth Quarter and Full Year 2008 Operating Results
POWAY, Calif., February 5, 2009 — Cohu, Inc. (NASDAQ:COHU) today announced that net sales were $41.4 million for the fourth quarter ended December 27, 2008 compared to $57.1 million for the fourth quarter ended December 29, 2007 and $48.0 million for the third quarter ended September 27, 2008. Net loss for the fourth quarter of 2008 was $(7.6) million or $(0.33) per share compared to net income of $2.0 million or $0.09 per share for the fourth quarter of 2007 and $37,000 or $0.00 per share for the third quarter of 2008. Net loss for the fourth quarter ended December 27, 2008 included a $5.5 million pretax charge for the write-down of inventory due to deteriorating business conditions in the back-end semiconductor industry and a $2.6 million charge for acquired in-process research and development associated with our acquisition of Rasco GmbH that closed on December 9, 2008.
Net sales for the year ended December 27, 2008 were $199.7 million with a net loss of $(5.4) million or $(0.23) per share compared to net sales of $241.4 million with net income of $8.0 million or $0.34 per share for the year ended December 29, 2007.
Cohu is presenting unaudited non-GAAP financial measures to provide additional insight into underlying operating performance on a comparable basis. The unaudited non-GAAP financial measures exclude charges and income tax credits for share-based compensation, the amortization of acquired intangible assets and the write-off of acquired in-process research and development. On a non-GAAP basis, the net loss for the fourth quarter of 2008 was $(3.9) million or $(0.17) per share compared to net income of $3.2 million or $0.14 per share in the same period last year.  For the year ended December 27, 2008, net income on a non-GAAP basis was $1.7 million or $0.07 per share compared to $12.6 million or $0.54 per share in the previous year.
Sales of semiconductor equipment accounted for 69% of fourth quarter 2008 sales. Microwave communications equipment and television cameras and related equipment contributed 19% and 12%, respectively, for the same period.
Orders for the fourth quarter of 2008 were $34.4 million compared to $46.0 million for the third quarter of 2008. Orders for semiconductor equipment decreased to $21.0 million in the fourth quarter of 2008 from $31.0 million in the third quarter of 2008. Backlog was $46.6 million at December 27, 2008 compared to $52.0 million at September 27, 2008. Backlog and orders include amounts associated with Rasco and were $1.8 million in orders received after December 9 and $2.8 million in year end backlog. Cohu expects first quarter 2009 sales to be approximately $33 million.
James A. Donahue, President and Chief Executive Officer, stated, “Current business conditions are extremely difficult and are not expected to improve in the near term.  The global financial crisis has eroded consumer and business confidence, resulting in lower sales of electronic products and has sharply reduced demand for semiconductors.  Equipment utilization rates at IDMs and test subcontractors have fallen to the 50% range in some cases.  Against this backdrop, customers for backend semiconductor equipment have suspended capital spending for new equipment and reduced purchases of spares and non-essentials. In response to these weak business conditions, we have taken actions to reduce costs and preserve cash, including headcount reductions, pay cuts, suspension of the company’s matching contribution to the 401(k) plan, reduced work hours and mandatory time off.”
Donahue continued, “As recently announced, we completed the acquisition of Rasco in early December. Rasco is a leading supplier of gravity-feed and strip handlers and this acquisition substantially expands our product offering and increases our addressable market.  The integration of Rasco is proceeding well, synergies are on track and we project the Rasco acquisition will deliver meaningful accretion when business conditions improve.”
Donahue concluded, “We are continuing to invest in new product development and manufacturing initiatives that will enhance our competitive position and financial performance.  With major new IC test handler platforms recently completed or in development in each of our three handler product lines, along with the acquisition of Rasco, we are well-positioned to extend our leadership position in IC test handling.

While it is not yet possible to see light at the end of the tunnel in this challenging environment, we have the resources to withstand a prolonged downturn and I have never been more confident in our future.”
Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on April 24, 2009 to shareholders of record on March 10, 2009. Cohu has paid consecutive quarterly cash dividends since 1977.
Use of Non-GAAP Financial Information:
Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Statements of Operations. Reconciliations of GAAP to non-GAAP measures for both the three and twelve-month periods discussed herein are provided in schedules accompanying this release.
These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.
Forward Looking Statements:
Certain matters discussed in this release, including statements concerning Cohu’s new products and expectations of business conditions, orders, sales, revenues and operating performance are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, difficulties in integrating the Rasco acquisition; expected synergies and cost savings from the acquisition may not be realized; market opportunities as a result of the acquisition may be smaller than anticipated or may not be realized; reduced demand for our products as a result of the global economic crisis; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; inventory write-offs; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.
About Cohu:
Cohu is a supplier of test handling, burn-in and thermal solutions used by the global semiconductor industry, microwave communications and closed circuit television equipment.
Cohu will be conducting their conference call on Thursday, February 5, 2009 at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.
For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones — Investor Relations (858) 848-8106

COHU, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Twelve Months Ended (1)
	December 27,	December 29,	December 27,	December 29,
	2008	2007	2008	2007
Net sales	$41,401	$57,124	$199,659	$241,389
Cost and expenses:
Cost of sales	33,238	37,886	134,691	162,577
Research and development	8,502	9,038	38,084	38,336
Selling, general and administrative	8,960	8,780	36,612	36,188
Acquired in process research and development (IPR&D) (1)	2,577	—	2,577	—

	53,277	55,704	211,964	237,101

Income (loss) from operations	(11,876)	1,420	(12,305)	4,288
Interest and other, net	1,201	2,114	5,483	8,400

Income (loss) from continuing operations before income taxes	(10,675)	3,534	(6,822)	12,688
Income tax provision (benefit)	(3,069)	1,504	(1,379)	4,667

Income (loss) from continuing operations	(7,606)	2,030	(5,443)	8,021

Discontinued operation (2):

Loss from discontinued metal detection equipment operation	—	—	—	(66)
Income tax benefit	—	—	—	(23)

Loss from discontinued operations	—	—	—	(43)

Net income (loss)	$(7,606)	$2,030	$(5,443)	$7,978

Income (loss) per share:
Basic:
Income (loss) from continuing operations	$(0.33)	$0.09	$(0.23)	$0.35
Loss from discontinued operations	—	—	—	(0.00)

Net income (loss)	$(0.33)	$0.09	$(0.23)	$0.35

Diluted:
Income (loss) from continuing operations	$(0.33)	$0.09	$(0.23)	$0.34
Loss from discontinued operations	—	—	—	(0.00)

Net income (loss)	$(0.33)	$0.09	$(0.23)	$0.34

Weighted average shares used in computing income (loss) per share (3):
Basic	23,288	23,029	23,179	22,880

Diluted	23,288	23,233	23,179	23,270

(1)	The three-month periods ended December 27, 2008 and December 29, 2007 were each comprised of 13 weeks and both twelve-month periods are comprised of 52 weeks. Total share-based compensation recorded in the three-month period ended December 27, 2008 under SFAS 123R was approximately $761,000 and is included in cost of sales ($77,000); research and development ($238,000); and selling, general and administrative expense ($446,000). Total share-based compensation recorded in the twelve-month period ended December 27, 2008 was approximately $3,949,000 and is included in cost of sales ($343,000) research and development ($1,189,000); and selling, general and administrative expense ($2,417,000). Total share-based compensation recorded in the three-month period ended December 29, 2007 under SFAS 123R was approximately $940,000 and is included in cost of sales ($91,000); research and development ($235,000); and selling, general and administrative expense ($614,000). Total share-based compensation recorded in the twelve-month period ended December 29, 2007 was approximately $4,078,000 and is included in cost of sales ($437,000) research and development ($1,173,000); and selling, general and administrative expense ($2,468,000). Results of operations include Rasco GmbH acquired on December 9, 2008 for the period December 9, 2008 to December 27, 2008. The IPR&D charge was a result of the Rasco acquisition.

(2)	In May, 2006, Cohu sold its metal detection equipment business, Fisher Research Laboratory (FRL). As a result of the disposition, the operating results of FRL have been presented as discontinued operations.

(3)	For the fourth quarter and year ended December 27, 2008, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	December 27,	December 29,
	2008	2007
Assets:
Current assets:
Cash and investments	$88,385	$170,118
Accounts receivable	31,945	45,491
Inventories	53,314	42,165
Deferred taxes and other	25,615	25,952
Current assets of discontinued operations	5	28

Total current assets	199,264	283,754
Property, plant & equipment, net	39,429	29,818
Goodwill	60,820	16,377
Intangible assets, net	40,993	6,695
Other assets	3,194	3,264
Noncurrent assets of discontinued operations held for sale	469	471

Total assets	$344,169	$340,379

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$4,434	$4,868
Other current liabilities	39,107	44,383
Current liabilities of discontinued operations	134	158

Total current liabilities	43,675	49,409
Deferred taxes and other noncurrent liabilities	14,955	7,502
Stockholders’ equity	285,539	283,468

Total liabilities & stockholders’ equity	$344,169	$340,379

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	December 27,	December 29,
	2008	2007
Income (loss) from operations — GAAP basis (a)	$(11,876)	$1,420

Non-GAAP adjustments:
Share-based compensation included in (b):
Costs of goods sold	77	91
Research and development	238	235
Selling, general and administrative	446	614

	761	940

Amortization of intangible assets included in (c):
Costs of goods sold	713	617
Research and development	—	—
Selling, general and administrative	89	48

	802	665

Acquired in-process research and development (d)	2,577	—

Income (loss) from operations — non-GAAP basis (e)	$(7,736)	$3,025

Net income (loss) — GAAP basis	$(7,606)	$2,030
Non-GAAP adjustments (as scheduled above)	4,140	1,605
Tax effect of non-GAAP adjustments (f)	(447)	(459)

Net income (loss) — non-GAAP basis	$(3,913)	$3,176

GAAP net income (loss) per share — diluted	$(0.33)	$0.09

Non-GAAP net income (loss) per share — diluted (g)	$(0.17)	$0.14

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)	(28.7)% and 2.5% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan determined in accordance with SFAS 123(R).

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH, the fiscal 2006 acquisition of Unigen and the fiscal 2005 acquisition of KryoTech.

(d)	Acquired in-process research and development expense from the Rasco acquisition is excluded because such expense is unrelated to the operating activities of the Company’s ongoing businesses.

(e)	(18.7)% and 5.3% of net sales, respectively.

(f)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b), (c) and (d) above based on applicable tax rates.

(g)	Computed using average number of GAAP-equivalent diluted shares outstanding for each period presented.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Twelve Months Ended
	December 27,	December 29,
	2008	2007
Income (loss) from operations — GAAP basis (a)	$(12,305)	$4,288

Non-GAAP adjustments:
Share-based compensation included in (b):
Costs of goods sold	343	437
Research and development	1,189	1,173
Selling, general and administrative	2,417	2,468

	3,949	4,078
Amortization of intangible assets included in (c):
Costs of goods sold	2,320	2,306
Research and development	—	—
Selling, general and administrative	233	192

	2,553	2,498

Acquired in-process research and development (d)	2,577	—

Income (loss) from operations — non-GAAP basis (e)	$(3,226)	$10,864

Net income (loss) — GAAP basis	$(5,443)	$7,978
Non-GAAP adjustments (as scheduled above)	9,079	6,576
Tax effect of non-GAAP adjustments (f)	(1,982)	(1,909)

Net income — non-GAAP basis	$1,654	$12,645

GAAP net income (loss) per share — diluted	$(0.23)	$0.34

Non-GAAP net income per share — diluted (g)	$0.07	$0.54

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)	(6.2)% and 1.8% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan determined in accordance with SFAS 123(R).

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH, the fiscal 2006 acquisition of Unigen and the fiscal 2005 acquisition of KryoTech.

(d)	Acquired in-process research and development expense from the Rasco acquisition is excluded because such expense is unrelated to the operating activities of the Company’s ongoing businesses.

(e)	(1.6)% and 4.5% of net sales, respectively.

(f)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b), (c) and (d) above based on applicable tax rates.

(g)	Computed using 23,371 and 23,270 diluted shares outstanding for the twelve-month period ended December 27, 2008 and December 29, 2007, respectively. For the twelve-month period ended December 27, 2008 the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.